CONSENT OF INDEPENDENT AUDITORS


           As independent auditors, we hereby consent to the use of our report dated August 25, 1999 and to all references to our firm included in or made a part of this Post-Effective Amendment No. 10 to the Registration Statement for Analysts Investment Trust.



/s/
Berge & Company LTD.
October 1, 1999